Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 29, 2010, on the financial statements of Attune RTD (a development stage company) for the years ended December 31, 2009 and 2008, and the period from July 14, 2007 (Inception of Development Stage) to December 31, 2009, included herein on the registration statement of Attune RTD on Form S-1 Amendment No. 3, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 26, 2010